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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT is made as of the 1st day of December, 1999, by and between COMPLETE WELLNESS CENTERS, INC., a Delaware corporation, having its principal office at 1964 Howell Branch Road, Suite 202, Winter Park, Florida 32792 (the "Company"), and SERGIO R. VALLEJO, whose address is 875 Hanover Way, Lakeland, Florida 33813 ("Employee"). In consideration of the mutual covenants and promises contained herein, the parties agree as follows:

        1. EMPLOYMENT. The Company hereby employs, directly or through an affiliated entity or third party employment services provider, Employee as its President and Chief Operating Officer and Employee hereby accepts such employment and agrees to perform such duties as are customarily performed by one holding such position in other, same or similar businesses as that engaged in by the Company and to render any such other appropriate services and duties as may be assigned from time to time by the Company.

        2. PERFORMANCE OF EMPLOYEE'S DUTIES. The Employee agrees to devote forty (40) hours per week to perform his duties for the Company, and to render service to the Company to the best of his ability, experience and talent. Such duties shall be rendered at such place or places as the Company shall require in accordance with the best interests, needs, business and opportunities of the Company.

        3. TERM OF AGREEMENT. The effective date ("Effective Date") of this Agreement shall be the last date of execution by either Employee or Company, and this Agreement shall continue for a period of two (2) years from the Effective Date unless terminated earlier as provided by Paragraph 7 herein.

        4.  COMPENSATION.

            A. BASE SALARY. The Company agrees to pay Employee and Employee agrees to accept from the Company, in payment for Employee's services hereunder, salary at the rate of One Hundred Fifty Thousand and no/100 Dollars ($150,000.00) per year ("Base Salary"). The Company also agrees to pay Employee and Employee agrees to accept from the Company up to Fifty Thousand and no/100 Dollars ($50,000) of the Base Salary through deferred payments that shall be issued at the Company's discretion.

            B. STOCK OPTIONS. Employee shall be granted One Hundred Thousand (100,000) options for Company Common Stock to be vested on the Effective Date. The options will be issued from Plans currently registered with the Securities and Exchange Commission at the closing price on the Effective Date. In the event this agreement is terminated before the expiration date, Employee shall be entitled to exercise options vested at the time of termination.

            C. PERFORMANCE BONUS. In any business year in which Company earns a pretax profit, Employee shall be paid an additional bonus of Three Percent (3%) of the pretax profit earned by Company, not to exceed Fifty Percent (50%) of the Employee's Base Salary. Said bonus shall be paid within ninety (90) days of the last day of each respective business year (2000 and 2001).

            D. BONUS POOL. Employee shall be entitled to participate in any executive or employee profit sharing bonus or stock option pool or plan established by Company.



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        5.  BENEFITS.

            A. EXPENSE ACCOUNT. Company shall reimburse Employee such authorized business expenses incurred by Employee as are reasonably connected to the performance of his duties upon presentation of receipts or other appropriate documentation. Reimbursement shall be in accordance with Company's normal policies regarding reimbursement, which Company may alter or modify from time to time in its sole discretion.

            B. OTHER BENEFITS. Employee shall also be entitled to such additional benefits, if any, as are available to full-time Company employees having similar duties and responsibilities with Company. The Company may at its discretion from time to time reduce, modify or eliminate benefits provided to its employees as allowed by law.

        6. RIGHT TO INDEMNIFICATION. As stated in the Company's By-laws, "Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the General Corporation Law of Delaware, as amended from time to time, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and that indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided in section 6.2, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by that person, only if that proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in these by-laws shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware, as amended from time to time, requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by that person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced, if it shall ultimately be determined that such director or officer is not entitled to be indemnified under these by-laws or otherwise. The corporation may, by action of its Board, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers."

        7. DEATH OR DISABILITY OF EMPLOYEE. The death or disability of Employee shall terminate this Agreement and except as otherwise provided herein or by law, discharge the Company from any further liability for the compensation and benefits provided herein. Disability shall mean such mental or physical impairment as shall prevent Employee from completing the essential functions of his position, with or without reasonable accommodation. . In the event of the Employee's death, any amounts owed to Employee at the time of death will inure to the estate of the Employee.



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        8.  TERMINATION.

            A. TERMINATION WITH CAUSE. Company may terminate this Agreement immediately without notice to Employee and without further obligation for compensation, commissions or benefits remaining due hereunder, except as provided by law, if the Employee commits any one or more of the following acts:

            (1)  Commission of a felony;

            (2)  Theft, dishonesty, fraud or embezzlement;

            (3) Accepting or receiving any illegal or improper benefit from any person or entity in connection with the services provided hereunder;

            (4) Willfully damaging the Company's property, business, reputation or goodwill; or

            (5)  Employee's material breach of any covenant of this Agreement.

            B.   TERMINATION WITHOUT CAUSE. Company may terminate this
        Agreement at any time without cause or reason, and without further obligation for any compensation or benefits remaining due hereunder by providing Employee with ninety (90) calendar days advance written notice of termination hand-delivered or mailed by the Company to Employee's address as found in Company's then current payroll records. Should the Company desire that Employee leave the Company before the expiration of the ninety (90) day notice period, it shall pay Employee as if he worked until the expiration of the notice period, in addition to any other severance or benefits due to Employee upon termination.

            C. TERMINATION BY EMPLOYEE. Employee may terminate this Agreement for any reason by providing the Company with ninety (90) calendar days advance written notice of termination. At the end of this time, Company shall have no further obligation for any compensation, commissions or benefits remaining due hereunder. Should the Company desire that Employee leave the Company before the expiration of the ninety (90) day notice period, it shall pay Employee as if he worked until the expiration of the notice period. If Employee fails to provide the requested notice, he shall forfeit all rights to any other severance and benefits due to Employee upon termination other than any benefits Employee is entitled to pursuant to applicable law.

        9.  NON-SOLICITATION, CONFIDENTIALITY AGREEMENT AND NON-DISPARAGEMENT.

            A. CONFIDENTIALITY. As a result of employment with Company, Employee has access to confidential material and information belonging to the Company including, without limitation, client lists, pricing information, procedure manuals, employee records, client records, sales and marketing techniques, computer programs, the identity of specialized consultants and contractors, and management strategies. This confidential information was acquired or developed by the Company at considerable expense. It is therefore, a unique and valuable asset of the Company and its remaining confidential is of extreme importance to Company. Employee acknowledges the importance of keeping all information confidential and will not during or after the term of this Agreement, disclose any confidential information made available to or acquired by Employee in the course of employment hereunder to any person, firm, corporation, association or other entity for any



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        reason or purpose. This Paragraph shall survive expiration of this
        Agreement and remain enforceable after termination of employment for any reason.

            B. NON-SOLICITATION. If Employee's employment is terminated by Employee or by Company with cause, Employee agrees that he will not, for a period of one year after termination of employment, directly or indirectly, for himself or on behalf of any other person or entity, solicit, interfere with, endeavor to entice away from the Company or accept business from any Client of the Company. Employee also agrees that he will not, for the same one (1) year period, directly or indirectly, for himself or on behalf of any other person or entity, solicit, interfere with or endeavor to entice away from the Company any other employee of the Company. For purposes of this agreement, the term "Client" shall mean any person or entity that received service of any type from Company during the one year period immediately preceding the last day of Employee's employment with Company. By executing this Agreement, Employee acknowledges that a breach of this paragraph will give rise to irreparable and continuing injury to the Company, and further agrees that the Company or its successors and assigns may obtain injunctive relief against the breach or threatened breach of the provisions of this paragraph, in addition to any other legal remedies which may be available to it. If any court refuses to enforce this paragraph, because it is more extensive (as to time, geographic area, scope of business or otherwise) than is necessary to protect the business and goodwill of the Company, it is agreed between Employee and Company that this paragraph shall be modified to the extent necessary to permit the terms hereof to be enforced in any legal proceeding. This Paragraph shall survive expiration of this Agreement and remain enforceable after termination of employment for any reason.

            C. NON-DISPARAGEMENT. It is understood that Employee may not always agree with the policies, procedures and practices of Company. Employee agrees, however, that it is Employee's duty to support the Company and its actions and, therefore, agrees that during or after the term of this Agreement, Employee will not criticize or make any disparaging remarks about Company or its officers, managers, attorneys or other employees. This Paragraph shall survive expiration of this Agreement and remain enforceable after termination of employment for any reason.

        10. COVENANT NOT TO COMPETE.

            A. During the Employment Term and for one (1) year thereafter, Employee will not without the prior written permission of the Company in each instance directly or indirectly carry on or participate in a business the same as or similar to or in competition with that conducted or engaged in by the Company or any of its subsidiaries or affiliates.

            B. The term "carry on or participate in a business the same as or similar to that conducted or engaged in by the Company or any of its subsidiaries or affiliates" shall include the Employee, directly or indirectly, doing any of the following listed acts, other then carrying on or engaging in activities expressly permitted under this
        Agreement:

            (1) carrying on or engaging in any such business as a principal, or solely or jointly with others as a director, officer, agent, employee, consultant or partner, or stockholder or limited partner owning more than five percent (5%) of the stock or equity interests in or securities convertible into more than five percent (5%) of the stock or equity interests in any corporation, association or limited partnership; or



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            (2)  as agent or principal carrying on or engaging in any activities or negotiations with respect to the acquisition or disposition of such business; or

            (3) lending credit or money for the purpose of establishing or operating any such business; or

            (4) giving advice to any other person, firm, association, corporation or other entity engaging in such business; or

            (5) lending or allowing his name or reputation to be used in any such business; or

            C. In the event of a breach or threatened breach by the Employee of the provisions of this Section 9, the Company shall be entitled to injunctive relief against the Employee. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Employer for such breach or threatened breach, including without limitation the recovery of damages from the Employee.

        11. RETURN OF COMPANY PROPERTY. On termination of employment, Employee shall deliver all records, customer lists, notes, data, memoranda, and equipment of any nature that are in Employee's possession or under his control and that are the property of the Company or relate to the employment or to the business of the Company.

        12. COMPLETE AGREEMENT. Except as expressly identified herein, this Agreement contains the sole agreement between the parties regarding the employment relationship and supersedes any and all other employment agreements. The parties acknowledge and agree that neither of them has made any representation with respect to such matters of this Agreement or any representations except as are specifically set forth herein, and each party acknowledges that he or it has relied on his or its own judgment in entering into this Agreement. Employee acknowledges that Company has written workplace policies, procedures and guidelines which are not contracts of employment.

        13. CHOICE OF LAW. This Agreement and the duties and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Florida. The parties agree that venue for all legal actions instituted to enforce any rights or obligations contained herein shall be in the county containing that Company office where Employee was located or last reported.

        14. BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

        15. INVALID PROVISION. To the extent local, state or federal law or regulation renders any provision of this Agreement unenforceable or invalid, that portion of the Agreement shall be stricken. The invalidity or unenforceability of a particular provision of this Agreement, except Paragraphs 1, 2, 3, 4 and 5, shall not affect the other provisions hereto, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. Should Paragraphs 1, 2, 3, 4, or 5 be found invalid or unenforceable, the entire agreement shall be invalid and unenforceable.

        16. NOTICES. All communications provided for hereunder shall be in writing and shall be deemed to have been given when delivered in person or three
(3) days after deposit in the United States Mail, First class, certified mail, return receipt requested, with proper postage prepaid, at the address set forth hereinabove or at such place as may from time to time be designated in writing by the parties.



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        17. EXHAUSTION OF REMEDIES. Before taking any legal action against
Company, or filing any charge or complaint with any governmental or administrative agency, Employee agrees to exhaust all Company dispute resolution procedures as exist from time to time.

        18. ASSIGNMENT. This Agreement shall be construed as a contract for personal services by Employee to the Company and shall not be assignable by Employee.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

COMPLETE WELLNESS CENTERS, INC.,
A DELAWARE CORPORATION

BY:

/s/ JOHN K. PAWLOWSKI
------------------------------------
JOHN K. PAWLOWSKI

/s/ DONALD S. RADCLIFFE
------------------------------------
DONALD S. RADCLIFFE

/s/ JOSEPH J. RAYMOND, JR.
------------------------------------
JOSEPH J. RAYMOND, JR.

/s/ E. EUGENE SHARER
------------------------------------
E. EUGENE SHARER

AS ITS:   BOARD OF DIRECTORS
"COMPANY"
/s/ SERGIO R. VALLEJO
----------------------------------------
SERGIO R. VALLEJO
"EMPLOYEE"


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